EXHIBIT 10.32D
EXECUTION COPY

OMNIBUS AMENDMENT NO. 5
This OMNIBUS AMENDMENT NO. 5, dated as of June 27, 2019 (this “Amendment”), is entered into by and among COFINA FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), CHS INC. (“CHS”), a Minnesota corporation, as Servicer (in such capacity, the “Servicer”) and as an Originator, CHS CAPITAL, LLC, as an Originator (together with CHS, the “Originators”), PNC BANK, NATIONAL ASSOCIATION, as an Alternate Purchaser (in such capacity, the “PNC Committed Purchaser”) and as a Purchaser Agent (in such capacity, the “PNC Purchaser Agent”) and each of the other CONDUIT PURCHASERS, COMMITTED PURCHASERS and PURCHASER AGENTS set forth on the signature pages hereto, and MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“MUFG”), as administrative agent (in such capacity, the “Administrative Agent”) and is (i) the fifth amendment to the RPA (as defined below) and (ii) the fourth amendment to the Sale Agreement (as defined below).
RECITALS
A.WHEREAS, the Seller, the Servicer, CHS, the Purchasers, the Purchaser Agents and the Administrative Agent have entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (as amended by that certain First Amendment to Amended and Restated Receivables Purchase Agreement dated as of June 28, 2018, as amended by that certain Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of August 20, 2018, as amended by that certain Omnibus Amendment No. 3, dated as of September 4, 2018, as amended by that certain Fourth Amendment and Limited Waiver to Amended and Restated Receivables Purchase Agreement, dated as of September 21, 2018 and as further amended, restated, supplemented or otherwise modified through the date hereof, the “RPA”); and

B.WHEREAS, pursuant to and in accordance with Section 13.1 of the RPA, the Seller, the Servicer, the Purchasers, the Purchaser Agents and the Administrative Agent desire to amend the RPA as provided herein;

C.WHEREAS, the Originators and the Seller have entered into that certain Sale and Contribution Agreement, dated as of July 22, 2016 (as amended by that certain Omnibus Amendment No. 1, dated as of February 14, 2017, as amended by that certain Omnibus Amendment No. 2, dated as of July 18, 2017, as amended by that certain Omnibus Amendment No. 3, dated as of September 3, 2018, and as further amended, restated, supplemented or otherwise modified through the date hereof, the “Sale Agreement” and, together with the RPA, the “Agreements”); and

D.WHEREAS, pursuant to and in accordance with Section 8.1 of the Sale Agreement, the Originators, the Seller, the Administrative Agent and the Purchasers desire to amend the Sale Agreement as provided herein.

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.Definitions and Interpretation.

Each capitalized term used but not defined herein has the meaning ascribed thereto in Appendix A to the RPA. The rules of interpretation set forth in Appendix A to the RPA are hereby incorporated as if fully set forth herein. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

“Assigning Purchaser Agents” means the MUFG Purchaser Agent and the Rabobank Purchaser Agent.
“Assigning Purchaser Groups” means the MUFG Purchaser Group and the Rabobank Purchaser Group.
“MUFG Purchaser Agent” means MUFG, in its capacity as Purchaser Agent for the MUFG Purchaser Group.
“MUFG Purchaser Group” means the Purchaser Group with Victory Receivables Corporation, as a Conduit Purchaser, MUFG, as Committed Purchaser and MUFG, as Purchaser Agent.
“PNC Purchaser Group” means the Purchaser Group with PNC Committed Purchaser, as Committed Purchaser and PNC Purchaser Agent, as Purchaser Agent.
“Rabobank” means Coöperatieve Rabobank U.A., New York Branch.
“Rabobank Purchaser Agent” means Rabobank, in its capacity as Purchaser Agent for the Rabobank Purchaser Group.
“Rabobank Purchaser Group” means the Purchaser Group with Nieuw Amsterdam Receivables Corporation B.V., as a Conduit Purchaser, Coöperatieve Rabobank U.A., as Committed Purchaser and Rabobank, as Purchaser Agent

SECTION 2.	Assumption by PNC Committed Purchaser and PNC Purchaser Agent.

(a)The Seller desires the PNC Committed Purchaser to become a Committed Purchaser and the PNC Purchaser Agent to become a Purchaser Agent under the RPA and upon the terms and subject to the conditions set forth in the RPA and the other Transaction Documents, the PNC Committed Purchaser agrees to become a Committed Purchaser and the PNC Purchaser Agent agrees to become a Purchaser Agent thereunder.

(b)Upon satisfaction of the conditions specified in Section 3 of this Amendment, the PNC Committed Purchaser and the PNC Purchaser Agent shall become a party to, and have the rights and obligations of a Committed Purchaser and a Purchaser Agent, as applicable, under the RPA and the other Transaction Documents.

SECTION 3.Assignment and Reallocation.

(a)Each of the parties to this Amendment severally and for itself agrees that on and as of the date hereof, for good and valuable consideration, each of Assigning Purchaser Agent, on behalf of such Assigning Purchaser Agent’s Assigning Purchaser Group, hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty, to the PNC Purchaser Agent, and the PNC Purchaser Agent, on behalf of the PNC Purchaser Group, hereby irrevocably purchases from each Assigning Purchaser Agent and each Assigning Purchaser Group, certain of the rights and obligations of each Assigning Purchaser Agent and each Assigning Purchaser Group under the RPA and each other Transaction Document in respect of (i) the Purchaser Group Investment of such Assigning Purchaser Group and (ii) the Commitment of the

Committed Purchasers for such Assigning Purchaser Group under the RPA such that, after giving effect to the foregoing assignment and delegation, (i) the Purchaser Group Investment of each Purchaser Group and (ii) the Commitment of the Committed Purchaser for each Purchaser Group for the purposes of the RPA and each other Transaction Document shall be as set forth on Exhibit C of the RPA, as amended by this Amendment.

(b)As consideration for the reallocation set forth in clause (a) above, the PNC Purchaser Agent agrees to cause its Purchaser Group to, no later than 2:00 p.m. (New York time), on the date hereof, pay an amount equal to $26,892,857.14 to each Assigning Purchaser Agent, on behalf of the such Assigning Purchaser Agent’s Assigning Purchaser Group, in accordance with the payment instructions set forth on Schedule A.

SECTION 4.Amendments to the RPA. The Seller, the Servicer, the Purchasers, the Purchaser Agents and the Administrative Agent hereby agree that the RPA is amended as follows:

(a)Effective as of the date hereof, the RPA is hereby amended by adding the following new Section 4.4 immediately following Section 4.3 thereof:

SECTION 4.4    Successor LIBO Rate.
If at any time (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the Required Purchasers notify the Administrative Agent that adequate and reasonable means do not exist for ascertaining the LIBO Rate or LMIR (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis) and such circumstances are unlikely to be temporary, (ii) the supervisor for the administrator of the LIBO Rate or LMIR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate or LMIR shall no longer be used for determining interest rates for loans, or (iii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the United States syndicated loan market in the applicable currency, then the Administrative Agent and the Seller shall endeavor to establish an alternate rate of interest (the “Replacement Rate”) to the LIBO Rate or LMIR, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of the Replacement Rate is provided to the Purchasers, a written notice from the Required Purchasers stating that such Required Purchasers object to such amendment.  Until the Replacement Rate is determined (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.4, only to the extent the LIBO Rate or LMIR, as applicable, for such Interest Period is not available or published at such time on a current basis), the selection of any Rate Tranche to accrue interest at the LIBO Rate or LMIR, as applicable, shall be ineffective and such Rate Tranche shall accrue interest at the Base Rate (without giving effect to clause (c) of the definition thereof). Notwithstanding anything else herein, any definition of the Replacement Rate shall provide that in no event shall such Replacement Rate be less than zero for the purposes of this Agreement. To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause, the Replacement Rate shall be applied in a manner consistent with market practice; provided, that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, the Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Purchasers).”.

(b)Effective as of the date hereof, Section 6.1(z) of the RPA is hereby amended and restated in its entirety as follows:

“(z)    Policies and procedures have been implemented and maintained by or on behalf of Seller that are designed to achieve compliance by Seller, Originators and each of their respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, giving due regard to the nature of such Person’s business and activities, and Seller, Originators, their respective Subsidiaries, Affiliates, officers, employees, and directors, and, to the knowledge of Seller, agents acting in any capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions in all material respects (other than as disclosed in Servicer’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, none of which could reasonably be expected to have a material impact on CHS and its Subsidiaries taken as a whole or any Purchaser). (i) None of Seller, Originators or any of their Subsidiaries, Affiliates, directors, officers, or employees, or, to the knowledge of Seller, agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, (ii) neither Seller, Originators nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country and (iii) neither Seller nor any Originator has violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws, or of any Sanctions (other than as disclosed in CHS’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, none of which could reasonably be expected to have a material impact on CHS and its Subsidiaries taken as a whole or any Purchaser). No Purchase or Reinvestment or use of proceeds thereof by Seller or any of its Subsidiaries or Affiliates will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.”.
(c)Effective as of the date hereof, Section 6.2(t) of the RPA is hereby amended and restated in its entirety as follows:

“(t)     Policies and procedures have been implemented and maintained by or on behalf of CHS that are designed to achieve compliance by CHS and each of its respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, giving due regard to the nature of such Person’s business and activities, and CHS, its respective Subsidiaries, Affiliates, officers, employees and directors, and, to the knowledge of CHS, agents acting in any capacity in connection with or directly benefiting from the credit facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions in all material respects (other than as disclosed in CHS’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, none of which could reasonably be expected to have a material impact on CHS and its Subsidiaries taken as a whole or any Purchaser). (i) None of CHS or any of its Subsidiaries, Affiliates, directors, officers or employees, or, to the knowledge of CHS, agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, (ii) neither CHS nor any of its Subsidiaries is organized or resident in a Sanctioned Country and (iii) CHS has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws, or of any Sanctions (other than as disclosed in CHS’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, none of which could reasonably be expected to have a material impact on CHS and its Subsidiaries taken as a whole or any Purchaser). No Purchase or Reinvestment or use of proceeds thereof by CHS or any of its Subsidiaries or Affiliates will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.”.
(d)Effective as of the date hereof, Section 7.2(l) of the RPA is hereby amended and restated in its entirety as follows:

“(l)    Collection Accounts; Lockbox; Originator Specified Accounts. The Servicer shall (i) direct (x) each Account Debtor to pay all amounts owing under the Pool Receivables only to a Lockbox, a Collection Account, an Originator Specified Account or the Concentration Account and (y) each Obligor to pay all amounts owing under the Pool Loans only to a Seller Collection Account or the Concentration Account, (ii) not to change such payment instructions while any Pool Assets remain outstanding, (iii)  take any and all other reasonable actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets will be deposited in accordance with clause (i), (iv) hold in trust as the Affected Parties’ exclusive property and safeguard for the benefit of the Affected Parties all Collections and other amounts remitted or paid to the Seller or the Servicer (or any of their respective Affiliates) in respect of Pool Assets for prompt deposit into the Concentration Account in the manner set forth below, (v) deposit in a Collection Account all Collections remitted to an Originator Specified Account within two (2) days following receipt thereof and (vi) endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in a Collection Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to a Lockbox, a Collection Account or an Originator Specified Account any amounts other than Collections or proceeds thereof; provided that the Servicer may permit collections and proceeds of accounts receivable described in clauses (a) - (d) of the definition of Receivable that arise under the Originators’ energy and crop nutrient business and do not constitute Collections to be deposited into an Originator Collection Account or an Originator Specified Account so long as such amounts are (x) not subject to any Adverse Claim and (y) such amounts are removed from such Originator Collection Account or Originator Specified Account within two (2) Business Days of receipt; provided, further, that, at any time an Event of Termination exists, the Servicer shall, upon its receipt of a written instruction from the Administrative Agent, direct each obligor of an accounts receivable described in the immediately preceding proviso to make all payments related to such accounts receivables to an account other than an Originator Collection Account or an Originator Specified Account. The Servicer shall not terminate or permit the termination of any Collection Account, Originator Specified Account or Lockbox or any Account Agreement without the prior written consent of the Required Purchasers.”.
(e)Effective as of the date hereof, the following definitions in Appendix A to the RPA are hereby amended and restated in their entirety as follows:

““Bank Rate” (a) for any day falling in a particular Yield Period with respect to any Rate Tranche and any Purchaser Group (other than the PNC Purchaser Group) means an interest rate per annum equal to the applicable LIBO Rate for such Yield Period and (b) for any day falling in a particular Yield Period with respect to any Rate Tranche and the PNC Purchaser Group means an interest rate per annum equal to the applicable LMIR for such day.
“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close and (b) if this definition of “Business Day” is utilized in connection with the LIBO Rate or LMIR, dealings are carried out in the London interbank market.
“Concentration Overage Amount (Loans)” means, at any time, the aggregate dollar amount (without duplication) by which each limitation set forth below is exceeded:
(i)the aggregate Unpaid Balance of all Eligible Loans of any Obligor cannot exceed the product of 2.5% and the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans;
(ii)the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are principally located in each of the following states (individually) cannot exceed:

(A)	35% (in the case of the largest state in terms of the aggregate Unpaid Balance of all Eligible Loans and Eligible Receivables); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(a) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(a) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 35% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance,

(B)
    30% (in the case of the second (2nd) largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(b) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(b) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 30% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance, and

(C)
    15% (in the case of the third (3rd) largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(c) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(c) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 15% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance;

(D)
    the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are principally located in any state, other than the three largest states in terms of Unpaid Balances referenced in clause (ii) above, cannot exceed 10% of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans; provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (iii) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iv) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 10% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance;

(iii)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a “7”, “8” or “9” Risk Rating and a remaining tenor greater than 24 months cannot exceed 2.5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

(iv)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “6” or “7” Risk Rating and a remaining tenor greater than 24 months cannot exceed 15% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;

(v)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “8” or “9” Risk Rating and a remaining tenor greater than 24 months cannot exceed 5.0% of the aggregate Unpaid Balance of all Commercial Loans that are Eligible Loans;

(vi)the aggregate Unpaid Balance of all Eligible Loans that are unsecured Producer Loans with a “7”, “8” or “9” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

(vii)the aggregate Unpaid Balance of all Eligible Loans that are unsecured Producer Loans with a fixed rate of interest, a “7”, “8” or “9” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 0% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

(viii)the aggregate Unpaid Balance of all Eligible Loans that are Junior Lien Producer Loans with a “7”, “8” or “9” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 30% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

(ix)the aggregate Unpaid Balance of all Eligible Loans that are Junior Lien Producer Loans with a “10” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

(x)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a fixed interest rate cannot exceed 10% of the aggregate Unpaid Balance of all Producer Loans;

(xi)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a fixed interest rate cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;
(xii)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a “10” Risk Rating cannot exceed 30% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

(xiii)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “6” or “7” Risk Rating cannot exceed 35% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;
(xiv)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “8” or “9” Risk Rating cannot exceed 7.5% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;

(xv)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a “11” Risk Rating cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

(xvi)the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are Joint Ventures cannot exceed 10% of the aggregate Unpaid Balance of all Loans;

(xvii)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans cannot exceed 50% of the aggregate Unpaid Balance of all Eligible Loans and Eligible Receivables; and

(xviii)the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are Governmental Authorities cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans;

provided that a Joint Venture shall be treated for purposes of this definition as a single, separate Obligor.
“Eligible Loan” means, as of any date of determination, a Loan:
(a)which is denominated and payable only in USD in the United States;
(b)which is not a Syndicated CHS Loan;
(c)which is not a Producer Loan with a “10” or “11” Risk Rating and a remaining tenor greater than 24 months;
(d)which is not an unsecured Producer Loan with a “10” or “11” Risk Rating and a remaining tenor less than or equal to 24 months;

(e)which is not a Junior Lien Producer Loan with a “11” Risk Rating and a remaining tenor less than or equal to 24 months;

(f)which is not a Junior Lien Commercial Loan with a “6”, “7”, “8” or “9” Risk Rating and a remaining tenor less than or equal to 24 months;

(g)which is not an unsecured Commercial Loan with a “6”, “7”, “8” or “9” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;

(h)which is not a Junior Lien Producer Loan with a “7”, “8”, “9” or “10” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;

(i)which is not a First Lien Producer Loan with a “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;

(j)which is not a First Lien Commercial Loan with a “8” or “9” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;

(k)which is not a Producer Loan with a “12”, “13” or “14” Risk Rating;

(l)which is not a Commercial Loan with a “10”, “11”, “12”, “13” or “14” Risk Rating;

(m)the Obligor of which (A) is a resident of, or organized under the laws of, the United States of America and (B) is not a Sanctioned Person;

(n)which is not a (A) Defaulted Loan or (B) Delinquent Loan, in each case, on the date of acquisition by the Seller;

(o)(A) the Obligor of which is Solvent and (B) no Insolvency Event has occurred with respect to such Obligor;

(p)which was originated in the ordinary course of business of the applicable Originator under Loan Documents substantially in the form as set forth as Exhibit D;

(q)which is currently owing under an Obligor Note, which Obligor Note and the related Loan Documents have been duly authorized and are in full force and effect and constitute the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with their respective terms;

(r)which is not subject to any litigation, right of rescission, setoff, counterclaim, dispute or other defense of any Obligor;

(s)which, together with the Loan Documents related thereto, constitutes an “account,” a “payment intangible,” “chattel paper” or an “instrument” within the meaning of the UCC of all jurisdictions which govern the perfection of the applicable Originator’s, Seller’s and Administrative Agent’s respective interest therein;
(t)in respect of which no material default exists and there is not then in effect any waiver by the applicable Originator, Servicer or Seller of any (A) material default with respect thereto or (B)

any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;

(u)the Obligor of which has incurred the obligations relating to such Loan strictly for business purposes and not for personal, family or household purposes;

(v)the Obligor of which is not an Affiliate of any Originator, Seller, Servicer or Performance Guarantor; provided that Joint Ventures shall be permitted so long as (A) such Obligor does not beneficially own or hold more than 50% of any class of voting securities or the equity interests in CHS and (B) more than 50% of any class of voting securities or the equity interests in such Obligor is not beneficially owned or held by CHS (provided that all Obligors which have Joint Ventures shall be treated as a single Obligor for purposes of the definition of “Concentration Overage Amount (Loans)”);

(w)which, with respect to any Operating Loan (other than any Operating Loan that is also a Producer Loan), requires interest payments to be made not less frequently than monthly and the outstanding principal balance to be paid in full not later than the applicable due date or commitment termination date for such Operating Loan, but in no event later than fourteen (14) months from the closing date of such Operating Loan;

(x)which, with respect to any Term Loan (other than any Term Loan that is also a Producer Loan), requires principal payments (A) to be made not less frequently than in equal monthly installments sufficient to fully amortize the outstanding principal balance over the term of the Term Loan and (B) to be paid in full not later than the applicable due date for such Term Loan, but in no event longer than ten (10) years from the closing date of such Term Loan, and interest payments to be made not less frequently than monthly;

(y)which, when added to the Pool Assets, does not result in the aggregate Weighted Average Life of the Eligible Receivables and Eligible Loans to exceed one and a half (1.5) years;

(z)the Obligor of which was not classified as Substandard, Doubtful or Loss in accordance with the Credit and Collection Policy at the time of acquisition by the Seller;

(aa)which is secured by a perfected, assignable, first priority security interest in the Related Security in favor of the applicable Originator (or, in the case of a Participation Loan, the agent for the related lender group on behalf of the lenders in such lender group), free and clear of all Adverse Claims prior to the acquisition by the Seller and the applicable Originator (or, in the case of a Participation Loan, the agent for the related lender group on behalf of the lenders in such lender group) has filed an “all assets” UCC-1 filing against each related Obligor;

(ab)which has not been compromised, adjusted or similarly modified other than in accordance with the Credit and Collection Policy and as permitted by the Transaction Documents;

(ac)which, together with the related Loan Documents, satisfies in all material respects the applicable requirements of the Credit and Collection Policy;

(ad)which does not represent a refinancing by the applicable Originator of an existing Loan due to credit reasons or a restructured Loan due to credit reasons;

(ae)(i) with respect to any Effective Date Loan, the Custodian File and Obligor Note (other than any Obligor Note that has been signed electronically) with respect to such Loan shall have been delivered to the Custodian by the Seller, the Servicer or the Originator, (ii) with respect to any Loan other than an Effective Date Loan, the Custodian File and Obligor Note (other than any Obligor Note that has been signed electronically) with respect to such Loan shall have been delivered within thirty (30) days following the date on which the Seller acquires an interest in such Loan pursuant to the Sale Agreement, and (iii) with respect to any Loan that has been amended or modified following the Effective Date, the applicable amended or modified Loan Documents with respect to such Loan (including any new Obligor Note) shall have been delivered to the Custodian by the Seller, the Servicer or the Originators within thirty (30) days following the date of such amendment or modification;

(af) which is not subordinated in any respect to any other Debt of the relevant Obligor;\

(ag)which is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of any Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and general equity principles;

(ah)the Obligor of which has been instructed to make all payments directly to a Seller Collection Account or the Concentration Account;

(ai)in respect of which no security deposit or reserve paid or created by the related Obligor exists;

(aj)no portion of the Unpaid Balance of such Loan represents any sales tax, value-added tax or other similar tax;

(ak)which, together with the Loan Documents related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in violation of any such law, rule or regulation in any respect;

(al)the Related Security of which is insured as required by the Credit and Collection Policy;

(am)the Unpaid Balance to Stressed Realizable Value for the related Obligor does not exceed 90%;

(an)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the origination, transfer or pledge of such Loan have been duly obtained, effected or given and are in full force and effect;

(ao)which is prepayable at any time and, together with the related Loan Documents and Related Security, is fully assignable;
(ap)with respect to which the Loan Documents are complete and in accordance with the Credit and Collection Policy; provided that, prior to the Obligor Note Delivery Date, such Loan Documents may exclude the related Obligor Note (excluding any Obligor Note that is delivered electronically) until the Obligor Note Delivery Date has occurred, at which time such Obligor Note shall be or shall have been delivered to the Custodian;

(aq)the Obligor of which has provided the Servicer with monthly financial statements in accordance with the Loan Documents within 35 days of each month end;

(ar)as to which the applicable Originator has satisfied all obligations on its part with respect to such Loan required to be fulfilled pursuant to the applicable Loan Documents or in connection with the transfer and any applicable agreement pursuant to which such transfer occurs;

(as)as to which none of the applicable Originator, Seller, Servicer or Performance Guarantor has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Administrative Agent for the benefit of the Purchasers therein, other than actions or failures to take action by the Servicer which are permitted under the Credit and Collection Policy and the Transaction Documents;

(at)which complies with the representations and warranties made with respect thereto by the applicable Originator in the Sale Agreement;

(au)the Unpaid Balance of which is less than the related Loan Commitment amount under the Loan Documents;

(av)for which the contract giving rise to such Loan is governed by the law of one of the States of the United States, the District of Columbia or any territory of the United States;

(aw)for which the Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Loan free and clear of any Adverse Claim, and the Administrative Agent has a first priority perfected security interest in such Loan and a perfected security interest in the Related Security with respect to such Loan;

(ax)in the case of any Participation Loan:

(i)written notice of the transfer of such Participation Loan to the Seller has been delivered to the Obligor thereof and the agent of the related lender group and all other requirements under the related Loan Documents with respect to the transfer of such Participation Loan to the Seller have been satisfied; and
(ii)no material amendment to or consent under any of the related Loan Documents can be made without the consent of the Seller (or the Servicer on its behalf);

(ay)that has been sold or contributed by an Originator to Seller pursuant to the Sale Agreement with respect to which sale or contribution all conditions precedent under the Sale Agreement have been met;

(az)that, with respect to any Loan that is executed electronically, (i) the electronic execution of such Loan is in compliance with the Credit and Collection Policy, and (ii) each Purchaser Agent shall have received (and shall be an addressee of) a legal opinion from external counsel to the Originators, in form and substance reasonably satisfactory to the Purchaser Agents, opining that under the state law which governs such Loan’s related Loan Documents, any documents or agreements that are governed by the laws of such state and that are executed electronically constitute the valid and enforceable obligations of each party to such documents or agreements (and such external counsel shall be licensed to practice law in such state); and

(ba)which is not a Producer Loan with a fixed rate of interest and a remaining tenor greater than 16 months.

“LIBO Rate” means for any Yield Period, (a) the interest rate per annum designated as the LIBO Rate by the applicable Purchaser Agent for a period of time comparable to such Yield Period that appears on the Reuters Screen LIBO Page as of 11:00 a.m. (London, England time) with respect to such Purchaser Agent or related Committed Purchaser on the second Business Day preceding the first day of such Yield Period (the “LIBOR Screen Rate”) or (b) if a rate cannot be determined under either of the foregoing clauses, an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in USD with a duration comparable to such Yield Period in a principal amount substantially equal to the principal amount of the applicable Rate Tranche are offered to the principal London office of the applicable Purchaser Agent (or its related Committed Purchaser) by three London banks, selected by Administrative Agent in good faith, at about 11:00 a.m. London time on the second Business Day preceding the first day of such Yield Period. If the calculation of the LIBO Rate results in a LIBO Rate of less than zero (0), the LIBO Rate shall be deemed to be zero (0) for all purposes of this Agreement and the Transaction Documents.
“Purchase Termination Date” means the earlier of (i) June 26, 2020, (ii) the occurrence of an Event of Default and (iii) sixty (60) days following the date of receipt by each of the other parties to this Agreement of a written notice of termination provided by Seller.
“Specified Regulation” means (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), (B) the Securitisation Regulation, (C) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith (the “Dodd-Frank Act”), (D) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities relating to (i) the July 1988 paper or the June 2006 paper prepared by the Basel Committee on Banking Supervision (“Basel Committee”) as set out in the publication entitled: “International Convergence of Capital Measurements and Capital Standards: a Revised Framework”, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law) (“Basel II”) or (ii) the paper prepared by the Basel Committee as set out in the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems”, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law) (“Basel III” and together with Basel II, the “Basel Accord”) and (E) any existing or future rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to Accounting Standards Codification 860-10-40-5(a), the FAS 166/167 Capital Guidelines, the Dodd-Frank Act or the BASEL Accord (whether or not having the force of law) or any rules or regulations promulgated in connection therewith by any United Stated bank regulatory agency.”.

(f)Effective as of July 18, 2017, the definition of Receivable in Appendix A to the RPA is hereby amended and restated as follows:

““Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, Seller (as assignee of any Originator) or any other Person (as assignee of Seller) by an Account Debtor arising out of the Originators’ energy and crop nutrient business (but excluding any such rights to payment arising solely (a) from the sale of asphalt, (b) from credit card processing, (c) from deferred, unbilled amounts for fuel delivery, and (d) for pipeline transmission services for fuel delivery), whether constituting an account, instrument, document, contract right, general intangible, chattel paper or payment intangible, in each instance arising in connection with the sale of goods or for services rendered, and includes the obligation to pay any finance charges, fees and other charges with respect thereto, together with the Related Security with respect thereto, and with respect to each of the foregoing, all Collections and proceeds thereof. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.”.
(g)Effective as of the date hereof, the following defined terms are added to Appendix A to the RPA in appropriate alphabetical sequence:

““Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).
“LMIR” means for any day during any Yield Period, the interest rate per annum determined by the Purchaser Agent for the PNC Purchaser Group (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by such Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of LMIR may also be expressed by the following formula:
One-month Eurodollar rate for Dollars
shown on the Reuters Screen LIBOR01 Page or appropriate successor
LMIR     =
1.00 - Euro-Rate Reserve Percentage
LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. Notwithstanding the foregoing, if LMIR as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
“PNC Purchaser Group” means the Purchaser Group with PNC Bank, National Association, as Committed Purchaser and PNC Bank, National Association, as Purchaser Agent.
“Securitisation Regulation” means Regulation (EU) 2017/2042 of 12 December 2017.”.
(h)Effective as of the date hereof, Schedule I to the RPA is hereby amended and restated in its entirety in the form of Schedule B.

(i)Effective as of the date hereof, Schedule 13.2 to the RPA is hereby amended and restated in its entirety in the form of Schedule C.
(j)Effective as of the date hereof, Exhibit A to the RPA is hereby amended and restated in its entirety in the form of Schedule D.
(k)Effective as of the date hereof, Exhibit C to the RPA is hereby amended and restated in its entirety in the form of Schedule E.
SECTION 5.Amendments to the Sale Agreement. The Originators, the Seller, the Administrative Agent and the Purchasers hereby agree that, effective as of the date hereof, the Sale Agreement is amended as follows:
(a)The definitions of “CRR”, “CRR Requirements” and “Retained Interest” in Section 1.1 of the Sale Agreement are hereby deleted in their entirety.
(b)Sections 4.1(ee) is hereby deleted in its entirety.
(c)Section 5.1(r) is hereby amended and restated in its entirety to read as follows:
“(r)    [Reserved].”.
(d)A new Section 8.21 of the Sale Agreement is added immediately following Section 8.20 to read as follows:
“Section 8.21    Securitisation Regulation. CHS hereby represents, warrants and agrees that:
(a)CHS acquired on the Closing Date and will hold on an ongoing basis a material net economic interest in the transactions contemplated hereunder and under the other Transaction Documents (the “Transaction”) in an amount of not less than 5% of the aggregate Unpaid Balance of all Pool Assets, in the form of the aggregate outstanding principal balance of the Subordinated Loans owed to CHS and, its wholly owned Subsidiary, CHS Capital, hereunder (the “Retained Interest”);

(b)CHS will not (and will not permit any of its wholly-owned Subsidiaries to) hedge or otherwise mitigate its or CHS Capital’s credit risk under or associated with the Retained Interest, not sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except as expressly contemplated by the Subordinated Note Financing Documents;
(c)Except with the consent of Required Purchasers, CHS will not change the retention option or method of calculation of the Retained Interest;

(d)CHS will provide (or cause the Servicer to provide) ongoing confirmation of CHS’s continued compliance with the obligations described above (i) in or concurrently with the delivery of each Information Package, (ii) promptly following the occurrence of any Unmatured Event of Default or Event of Default, and (iii) from time to time promptly upon written request by the Administrative Agent (on behalf of any Purchasers) in connection with any material change in the performance of the Pool Assets or the Transaction or any material breach of the Transaction Documents;

(e)CHS will promptly notify the Administrative Agent and the Purchasers in accordance with the RPA of any violation of CHS’s commitments set out in paragraph (a) to (c) above or representations set out in paragraph (g) and (h) below;

(f)CHS will take such further action, enter into such further agreements and provide (or cause CHS Capital, the Servicer or the Seller to provide), promptly upon the reasonable written request by the Administrative Agent on behalf of any Purchaser or Purchasers from time to time, such further information as the Administrative Agent or any Purchaser may request in order to enable compliance by any Purchaser with Articles 5 and 7 of the Securitisation Regulation; provided that, notwithstanding the foregoing, CHS shall be obligated to provide such information only if CHS (or CHS Capital, the Servicer or the Seller, as applicable) can provide such information without breaching applicable confidentiality laws or contractual obligations binding on them;

(g)with respect to each of the Pool Assets originated directly, or in the case of any Pool Asset originated by CHS Capital, indirectly by CHS, in each case, from time to time and then transferred by CHS or CHS Capital, as applicable, to the Seller, CHS, itself or through related entities, directly or indirectly, has been or will be involved in the original agreement giving rise to the obligations of the relevant Obligor or Account Debtor; and

(h)CHS (i) was not established and does not operate for the sole purpose of securitizing exposures, (ii) has a business strategy and the capacity to meet payment obligations consistent with a broader business enterprise and involving material support from capital, assets, fees or other income available to CHS, relying neither on the Pool Assets and any other exposures being securitised by CHS, nor on the Retained Interest and any other interests retained or proposed to be retained in accordance with the Securitisation Regulation, as well as any corresponding income from such exposures and interests, and (iii) has responsible decision-makers who have the required experience to enable CHS to pursue its established business strategy, as well as an adequate corporate governance arrangement.”.

SECTION 6.Agreements in Full Force and Effect as Amended. Except as specifically amended hereby, all provisions of the Agreements shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreements other than as expressly set forth herein and shall not constitute a novation of the Agreements.

SECTION 7.Representations and Warranties. Each of the Seller, the Servicer and the Originators hereby represent and warrant to the Administrative Agent and the Purchasers, as of the date of this Amendment, as follows:
(a)this Amendment has been duly executed and delivered by it;

(b)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law);

(c)no authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Amendment;

(d)the execution, delivery and performance by it of this Amendment (i) is within its limited liability company or corporate powers, (ii) has been duly authorized by all necessary limited liability company or corporation action, and (iii) does not contravene, violate or breach (1) its organizational documents or (2) any Applicable Law; and

(e)immediately after giving effect to this Amendment, (i) each of the representations and warranties of the Seller, the Servicer or the Originators, as applicable, set forth in the RPA (in the case of the Seller and the Servicer) or in the Sale Agreement (in the case of the Seller and the Originators), as modified hereby, that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period), and (ii)

no Event of Termination, Unmatured Event of Termination, Servicer Termination Event or Unmatured Servicer Termination Event has occurred and is continuing.

SECTION 8.Conditions to Effectiveness. This Amendment shall become effective (the “Effective Date”) upon receipt by the Administrative Agent of:

(a) executed counterparts of this Amendment; this Amendment, duly executed and delivered by each party hereto;

(b)each of the Purchasers and the Administrative Agent shall have received all fees payable as of the Effective Date pursuant to that certain Third Amended and Restated Fee Letter, dated as of the Effective Date, among Seller, CHS, Administrative Agent and the Purchaser Agents; and

(c)favorable opinion of Dorsey & Whitney LLP, dated as of the date hereof, relating to corporate and enforceability matters, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 9.Miscellaneous.

(a)This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of an originally executed counterpart.

(b)Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE POOL ASSETS OR RELATED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

(d)Headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

(e)Section 13.7 of the RPA is hereby incorporated as if fully set forth herein.

(f)This Amendment is a Transaction Document and all references to a “Transaction Document” in the Agreements and the other Transaction Documents (including, without limitation, all such references in the representations and warranties in the Agreements and the other Transaction Documents) shall be deemed to include this Amendment.

(g)Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.
COFINA FUNDING, LLC, as Seller

By: /s/ Randy Nelson______________________
Name: Randy Nelson
Title: President

CHS INC., as Servicer and an Originator

By: /s/ Timothy Skidmore_____________________
Name: Timothy Skidmore
Title: CFO

CHS CAPITAL, LLC, as Servicer and an Originator

By:_/s/ Jedd Wennerberg_____________________
Name: Jedd Wennerberg
Title: President

MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent, a Committed Purchaser and Purchaser Agent for the MUFG Purchaser Group

By: /s/ Eric Williams_________________________
Name: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION, as a Conduit Purchaser

By: /s/ Eric Williams_________________________
Name: Eric Williams
Title: Managing Director

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., as a Conduit Purchaser

By: /s/ H.R.T. Kroner
Name: H.R.T. Kroner
Title: Proxy holder

By: /s/ E.M. van Ankeren
Name: E.M. van Ankeren
Title: Managing Director

COÖPERATIEVE RABOBANK U.A., as a Committed Purchaser

By: /s/ Eugene van Esveld
Name: Eugene van Esveld
Title: Managing Director

By: /s/ Simon Ampts
Name: Simon Ampts
Title: ED

Coöperatieve Rabobank U.A., NEW YORK BRANCH, as Purchaser Agent for the Rabobank Purchaser Group

By: /s/ Christopher Lew
Name: Christopher Lew
Title: Executive Director

By: /s/ Jinyang Wang
Name: Jinyang Wang
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By: /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Purchaser Group

By: /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

Schedule A

Payment Instructions

Payments by PNC Purchaser Group to MUFG Purchaser Group of $26,892,857.14:

Bank Name	The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch
ABA #	XXX-XX-XXX
Account #	XXXXXXXXX
Account Name	VRC
Reference	Cofina Funding LLC

Payments by PNC Purchaser Group to Rabobank Purchaser Group of $26,892,857.14:

Bank Name	Deutsche Bank Trust Company Americas
ABA #	XXXXXXXXX
Account #	XXXXXXXX
Account Name	NYLTD Funds Control
Reference	PORT RABO09.1 // NieuwAm // Cofina

Schedule B

SCHEDULE I

PAYMENT INSTRUCTIONS

With respect to MUFG:
Bank: MUFG Bank, Ltd.
ABA #: XXX-XXX-XXX
Account #: XXX-XXX-XXX
Account Name: VRC
Customer Name: Cofina Funding LLC

With respect to Rabobank:
Bank:             JPMorgan Chase Bank, N.A.
Swift Address:     CHASUS33
ABA #:         XXX-XXX-XXX
Account #:         XXX-XXXXXX
FAO:             Rabobank International, New York Branch
Reference:         Cofina Funding, LLC
With respect to Nieuw Amsterdam Receivables Corporation B.V.:
Bank: Deutsche Bank Trust Company Americas
ABA #: XXX-XXX-XXX
Account #: XXXXXXXX
Account Name: NYLTD Funds Control Account
Reference: PORT RABO09.1 // NieuwAm // Cofina Funding LLC

With respect to PNC:

Bank: PNC Bank National Association
ABA #: XXX XXX XXX
Account Name: Commercial Loan Department
Account #: XXXXX XXXX XXX
Reference: Cofina Funding, LLC

Schedule C

SCHEDULE 13.2
ADDRESSES FOR NOTICES
If to Seller:
Cofina Funding, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Brent Dickson
Tel: 651-355-5433
Fax:  800-232-3639
Email: brent.dickson@chsinc.com
If to Servicer
CHS Inc.
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Brent Dickson
Tel: 651-355-5433
Fax: 800-232-3639
Email: brent.dickson@chsinc.com
If to MUFG Bank, Ltd.:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attn: Securitization Group
Tel: 212-782-6957
Fax: 212-782-6448
Email: securitization_reporting@us.mufg.jp

If to Victory Receivables Corporation:
Victory Receivables Corporation
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attn: David V. DeAngelis
Tel: 631-930-7216
Fax:212-302-8767
Email: ddeangelis@gssnyc.com

If to Nieuw Amsterdam Receivables Corporation B.V.:
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
Attention: The Directors
Email: secuitisation@intertrustgroup.com
Facsimile No.: +31 (0)20 5214888

With a Copy to:
Coöperatieve Rabobank U.A. (New York Branch)
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com
If to Coöperatieve Rabobank U.A.:
Coöperatieve Rabobank U.A.
Coreselaan 18
3521 CB Utrecht
The Netherlands
With a Copy to:
Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com
If to Coöperatieve Rabobank U.A., New York Branch:
Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com
If to PNC Bank, National Association:

PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, PA 15222
Telephone: (412) 768-3090
Facsimile: (412) 762-9184
Attention: Robyn Reeher
Email: abfadmin@pnc.com

Schedule D

See attached